UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In a Form 8-K filed on February 25, 2011, Tidewater disclosed that Tidewater and its joint venture partner, Sonangol, had agreed to further extend the date of the existing joint venture agreement relating to Sonatide from January 31, 2011 to April 30, 2011.

As of April 29, 2011, Tidewater and Sonangol have agreed to further extend the date of the existing joint venture agreement until July 31, 2011. The purpose of the extension is to give the parties additional time to negotiate the terms of a new, more permanent joint venture agreement. Tidewater continues to be hopeful that the terms of a mutually acceptable new joint venture will ultimately be agreed. As previously agreed between Sonangol and Tidewater, even if the term of the joint venture agreement is not further extended beyond July 31, 2011, the Sonatide joint venture will continue for such time as is necessary to fulfill charter agreements with expiration dates beyond July 31.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: May 2, 2011